Exhibit 99.2

News Release
Investor Contacts:
KCSA Strategic Communications
Philip Carlson / Brad Nelson
+1 212.896.1233 / +1 212.896.1217
 pcarlson@kcsa.com / bnelson@kcsa.com

MAGNEGAS ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

TAMPA, FL -- 8/16/12 -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), the developer of a technology that converts liquid waste into a hydrogen-based metal working fuel and natural gas alternative, announced today the pricing of its public offering of 2,850,000 shares of common stock at a price to the public of $3.00 per share.  The offering size has been increased from 2,375,000 shares to 2,850,000 shares.  Of the 2,850,000 shares of common stock, an aggregate 652,173 shares are being offered by three stockholders of the Company.  In addition, the Company and the selling stockholders have granted the underwriters a 45-day option to purchase up to an additional 427,500 shares of common stock solely to cover over-allotments, if any.  The Company intends to use the net proceeds from the offering to further develop its products and operations, for working capital, and general corporate purposes.  The Company will not receive any of the proceeds from the sale of shares by the selling stockholders.  The offering is expected to close on or about Tuesday, August 21.

Northland Capital Markets is acting as the sole book-running manager for the offering and MLV & Co. LLC is acting as the co-manager for the offering.

The offering of these securities is being made pursuant to a registration statement (File No. 333-181775) previously filed and declared effective by the U.S. Securities and Exchange Commission (SEC) and a registration statement (File No. 333-183337), which was effective upon filing with the SEC.  A prospectus describing the terms of the offering will be filed with the SEC.  When available, copies of the prospectus may be obtained by contacting Northland Capital Markets, 45 S. Seventh St., Suite 2000, Minneapolis, MN 55402, by calling (612) 851-4994, or by emailing Andrew Pafko, apafko@northlandcapitalmarkets.com. Electronic copies of the prospectus are also available free of charge on the website of the SEC at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About MagneGas Corporation

Founded in 2007, Tampa-based MagneGas Corporation (NASDAQ: MNGA) is the producer of MagneGasTM, a natural gas alternative and metal working fuel that can be made from certain industrial, municipal, agricultural and military liquid wastes following the receipt of appropriate governmental permits.

The Company’s patented Plasma Arc FlowTM process gasifies liquid waste, creating a clean burning hydrogen based fuel that is essentially interchangeable with natural gas. MagneGasTM can be used for metal working, cooking, heating, powering bi fuel automobiles and more. For more information on MagneGas, please visit the Company’s website at www.magnegas.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and other risk factors described under the caption “Risk Factors” elsewhere in our filings with the SEC. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using new antifreeze, vegetable oil and ethylene glycol to produce fuel until proper permits to process used liquid waste have been obtained.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.